Exhibit 23

               Consent of Independent Certified Public Accountants

         We hereby consent to the incorporation by reference in Nobility Homes, Inc.'s Registration Statement on Form S-8 (SEC File No. 333-44769) of our report dated December 14, 1998, appearing on page 1 of Exhibit 13 in Nobility Homes, Inc.'s Annual Report on Form 10-K for the fiscal year ended October 31, 1998.

PricewaterhouseCoopers LLP

Orlando, Florida
January 28, 1999